                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)

                         June 1, 1995  (May 15, 1995)


                               C-TEC CORPORATION

            (Exact name of registrant as specified in its charter)

  Pennsylvania                     0-11053                    23-2093008
(State or other jurisdiction     (Commission               (IRS Employer
 of incorporation)                File Number)            Identification No.)



                105 Carnegie Center, Princeton, NJ  08540-6215
              (Address of principal executive offices) (Zip Code)


              Registrant's telephone number, including area code:
                                (609) 734-3700



        (Former name or former address, if changed since last report).
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Item 5.  Other Events

          C-TEC Corporation completed the first step in its acquisition of Twin County Trans Video, Inc. on May 15, 1995 when the Company acquired a 40 percent minority interest in Twin County from the shareholders of Twin County in exchange for cash of approximately $26.4 million, including a $5 million deposit made previously by the Company and a $4 million 5% promissory note of C-TEC Cable Systems, Inc., a wholly owned subsidiary of the Company. Additionally, the Company paid $11 million in consideration of a noncompete agreement. The source of the funds was the Company's working capital. In addition C-TEC assumed overall responsibility for Twin County's day to day operations in accordance with the terms of a Management Agreement. The acquisition of the remaining shares and the merger of Twin County with C-TEC is expected to be completed by year-end. Pursuant to the Merger Agreement, Twin County shareholders will receive either newly authorized convertible preferred stock of C-TEC Corporation or exchangeable preferred stock of C-TEC Cable Systems, Inc., with a stated value of $52 million in either case, for the remaining Twin County shares. The amount of consideration in the Twin County transaction was determined pursuant to arm's-length negotiations. Twin county is the largest competitive cable operation in the country serving 74,000 subscribers in the Lehigh Valley area of Pennsylvania.

Item 7.  Exhibits

       (c)     Exhibits

       10.1 Amendment Agreement dated as of March 30, 1995 to Merger Agreement dated September 23, 1994 among C-TEC Cable Systems, Inc., C-TEC Cable Systems of Pennsylvania, Inc., Twin County Trans Video, Inc., Bark Lee Yee, Stella C. Yee, Susan C. Yee, Raymond C. Yee, Kenneth C. Yee and Robert G. Tallman as trustee for that certain trust created pursuant to a trust agreement dated December 17, 1992.


       10.2 Second Amendment Agreement dated as of May 15, 1995 to Merger Agreement dated September 23, 1994 among C-TEC Cable Systems, Inc., C-TEC Cable Systems of Pennsylvania, Inc., Twin County Trans Video, Inc., Bark Lee Yee, Stella C. Yee, Susan C. Yee, Raymond C. Yee, Kenneth C. Yee and Robert G. Tallman as trustee for that certain trust created pursuant to a trust agreement dated December 17, 1992 (including Exhibits M-1, M-2, N-1, N-2 and O to such Second Amendment Agreement).


       99 Press release of C-TEC Corporation dated as of May 16, 1995 announcing the acquisition of a minority interest in Twin County Trans Video, Inc.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        C-TEC Corporation



                                        By:  /s/ Bruce Godfrey
                                             -----------------
                                        Name:  Bruce Godfrey
                                        Title: Executive Vice President
                                               and Chief Financial Officer



Date:  June 1, 1995